EXHIBIT 10.39

ADVANCE AUTO PARTS, INC.
2004 Long-Term Incentive Plan

AWARD NOTICE

Grantee:

Type of Award:	Deferred Stock Unit Award

Number of Shares:

Date of Grant:	May 24, 2004

                1.        Grant of DSU. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Advance Auto Parts, Inc. (“AAP”) has granted to you a deferred stock unit award (the “DSU”) under the AAP 2004 Long-term Incentive Plan, on the terms and conditions set forth in this Award Notice and the Plan, representing the right to receive a number of shares of AAP Common, par value $.001 per share (the “Common Stock”). These DSUs are issued to you under the terms of the 2004 board compensation plan. The Advance Auto Parts, Inc. Deferred Stock Unit Plan (the “Plan”) is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is attached for your reference. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used but not otherwise defined in this Award Notice are defined in the Plan.

        2.        Issuance of Shares. Subject to Section 7 of this Award Notice, and except as otherwise provided by Section 3 of this Award Notice, AAP shall issue a certificate representing one share of Common Stock for each DSU ninety days after completion of your board service. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative. A “designated beneficiary” for this purpose means such person or persons as you shall have most recently designated as a beneficiary with specific reference to this Award Notice and by written notice give to AAP in accordance with the notice provisions set forth in Section 11 hereof.

        3.        Effect of Change In Control. Awarded DSUs are subject to the terms of the Plan applicable in the event of a Change of Control.

        4.        Nonassignability. The DSU and the shares of Common Stock issuable thereunder, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way prior to the vesting of such DSU and the issuance of such shares thereunder, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After the issuance of the shares of Common Stock covered by this Award, the sale or other transfer of the shares of Common Stock issued under the DSU shall be subject to applicable laws and regulations under the Securities Act of 1933 and applicable state securities laws.

        5.        Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock covered by the DSU until you become the holder of record of such shares upon the issuance by AAP of such shares of Common Stock to you. Neither the Plan, the granting of the DSU nor this Award Notice gives you any right to remain in the employment or service of AAP or any Subsidiary.

        6.        Rights of AAP and Subsidiaries. This Award Notice does not affect the right of AAP or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

        7.        Restrictions on Issuance of Shares. If at any time AAP determines that the listing, registration or qualification of the shares of Common Stock issuable under the DSU upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any shares of Common Stock issuable pursuant to this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to AAP.

        8.        Plan Controls. The DSU is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative. The interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties.

        9.        Amendment. Except as otherwise provided by the Plan, AAP may only alter, amend or terminate the DSU with your consent.

        10.        Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflicts of law provisions.

                11.        Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

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                         If to the Company:
                         Advance Auto Parts, Inc.
                         5673 Airport Road
                         Roanoke, VA 24012
                         Attention:       Senior Vice President, Human Resources
                         Telephone:     (540) 561-6841
                         Telecopy:       (540) 561-6918

                         If to Award Recipient:
To your address on record at Advance Auto Parts or its designee.

IN WITNESS WHEREOF on behalf of ADVANCE AUTO PARTS, INC.

By:	Title:

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ACKNOWLEDGEMENT

        The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan, set forth the entire understanding between him or her and AAP regarding the deferred stock unit award granted by this Award Notice and that this Award Notice and the Plan supercede all prior oral and written agreements on that subject.

Dated: May 24, 2004

Grantee

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